Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2010 SECOND QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 2.1 PERCENT SINCE 2009 YEAR END
     NEW YORK, NY, August 5, 2010 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2010 was $306.91, an increase of 2.1% from stockholders’ equity per common share of $300.69 at December 31, 2009 (all as adjusted for the stock dividend declared in February 2010), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. The increase in stockholders’ equity per common share primarily reflects earnings in the first half of 2010, partially offset by a negative total return on Alleghany’s equity portfolio for the six month period. Consolidated cash and invested assets of approximately $4.4 billion at June 30, 2010 were essentially unchanged from December 31, 2009.
     Alleghany’s 2010 second quarter net earnings were $66.3 million, or $7.41 per common share (presented on a basic basis throughout), compared with net earnings of $46.0 million, or $5.01 per common share, in the second quarter of 2009. For the first six months of 2010, net earnings were $124.4 million, or $13.85 per common share, compared with net earnings of $90.6 million, or $9.73 per common share in the first six months of 2009. Net earnings amounts include the following components:

(in millions, except per	Three Months ended June 30,				Six Months ended June 30,
share amounts)	Amount		Per Share		Amount		Per Share
	2010	2009	2010	2009	2010	2009	2010	2009

Net catastrophe (losses) after tax	$(13.2)	$(3.3)	$(1.47)	$(0.38)	$(12.9)	$(6.4)	$(1.44)	$(0.74)

Net realized capital gains after tax	$21.7	$51.7	$2.42	$5.92	$38.8	$91.0	$4.32	$10.49

Other than temporary impairment (losses) after tax	$(3.7)	$(6.3)	$(0.41)	$(0.72)	$(4.4)	$(49.3)	$(0.49)	$(5.68)
     A summary of Alleghany’s results for the three and six months ended June 30, 2010 and 2009 is as follows:

	Three Months ended			Six Months ended
(in millions)	June 30,			June 30,
	2010	2009	Change	2010	2009	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$43.8	$40.8	$3.0	$80.6	$83.0	$(2.4)
CATA	2.7	3.7	(1.0)	3.0	5.9	(2.9)
PCC	(5.5)	(54.1)	48.6	(10.9)	(60.7)	49.8
AIHL Re	—	—	—	—	—	—

	$41.0	$(9.6)	$50.6	$72.7	$28.2	$44.5

Net investment income	33.0	27.7	5.3	66.3	54.7	11.6
Net realized capital gains	32.7	19.0	13.7	55.5	26.5	29.0
Other than temporary impairment losses (3)	(5.7)	(9.7)	4.0	(6.8)	(75.8)	69.0
Other income, less other expenses	(7.5)	(11.4)	3.9	(15.9)	(19.8)	3.9

Total AIHL insurance group	$93.5	$16.0	$77.5	$171.8	$13.8	$158.0

Corporate activities (4)
Net investment income	(0.3)	(3.0)	2.7	(2.2)	(3.1)	0.9
Net realized capital gains	0.6	60.5	(59.9)	4.3	113.5	(109.2)
Other than temporary impairment losses	—	—	—	—	—	—
Other income	1.3	0.1	1.2	1.3	0.1	1.2
Corporate administration and other expenses	6.8	7.7	0.9	12.5	8.0	(4.5)
Interest expense	0.1	0.2	0.1	0.1	0.3	0.2

Total Corporate activities	(5.3)	49.7	(55.0)	(9.2)	102.2	(111.4)

Total	$88.2	$65.7	$22.5	$162.6	$116.0	$46.6

Income taxes	21.9	19.7	(2.2)	38.2	25.4	(12.8)

Net earnings	$66.3	$46.0	$20.3	$124.4	$90.6	$33.8

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), formerly known as Employers Direct Corporation, as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to Alleghany’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
     Results for the second quarter and first six months of 2010, compared with the corresponding 2009 periods, primarily reflect an increase in AIHL’s pre-tax earnings, partially offset by pre-tax net losses at Corporate activities. The increase in AIHL’s pre-tax earnings in the second quarter and first six months of 2010 primarily reflects:
•	a decrease in PCC’s underwriting loss primarily reflecting no adverse development recorded by PCC in the 2010 periods, compared with $34.5 million of adverse reserve development recorded in the first six months of 2009 (all of which was recorded in the second quarter);

•	an increase in net realized capital gains, primarily due to gains on sales of certain energy sector equity securities; and

•	a decrease in other-than-temporary impairment losses due primarily to improved equity market conditions since the 2009 first quarter.
The pre-tax net losses at Corporate activities in the second quarter and first six months of 2010 primarily reflect a substantial decrease in net realized capital gains as a result of the absence of sales of common stock of Burlington Northern Santa Fe Corporation in such periods, compared with significant sales of such common stock during the second quarter and first six months of 2009.
     Mr. Hicks commented that “The first half of 2010 saw the continuation of a competitive property and casualty insurance market and a challenging investment environment. Despite continued pricing pressure, RSUI and CATA produced underwriting profits in the first half of 2010 and will continue to strive to maintain disciplined pricing in this environment. Pacific Compensation continues to execute on its plan to re-emerge as an agency carrier during 2010. On a consolidated basis, the total return on our investments, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 2.3% in the first six months of 2010, with our fixed income portfolio providing a total return of 3.7% and our equity portfolio providing a negative total return of 7.5%, slightly behind the S&P 500’s negative total return of 6.6% for the same period.”
     Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During the first six months of 2010, Alleghany purchased in the open market an aggregate of 207,133 shares of its common stock for approximately $59.8 million, at an average price per share of $288.78 (such share and average price amounts are not adjusted for the stock dividend declared in February 2010), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. In July 2010, the Board of Directors authorized Alleghany to repurchase additional shares of its common stock, at such times and at such prices as management may determine advisable, up to an aggregate of $300.0 million upon completion of the current program. As of August 2, 2010, Alleghany had 8,833,790 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2010.
     Additional information regarding Alleghany’s results for the second quarter and first six months of 2010, including management’s discussion and analysis of Alleghany’s financial condition and results of operations for the second quarter and first six months of 2010, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, to be filed with the U.S. Securities and Exchange Commission on or about August 5, 2010. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.

     Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance.
     With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by Alleghany’s insurance operating units.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/10			THREE MONTHS ENDED 6/30/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$188,809	$0	$188,809	$204,530	$0	$204,530
Net investment income	32,957	(263)	32,694	27,659	(3,135)	24,524
Net realized capital gains	32,749	559	33,308	18,949	60,543	79,492
Other than temporary impairment losses	(5,703)	0	(5,703)	(9,675)	0	(9,675)
Other income	150	1,351	1,501	435	136	571

Total revenues	$248,962	$1,647	$250,609	$241,898	$57,544	$299,442

Costs and expenses
Loss and loss adjustment expenses	83,027	0	83,027	143,917	0	143,917
Commissions, brokerage and other
underwriting expenses	64,773	0	64,773	70,272	0	70,272
Other operating expenses	7,553	529	8,082	11,730	455	12,185
Corporate administration	12	6,312	6,324	3	7,227	7,230
Interest expense	145	71	216	0	169	169

Total costs and expenses	$155,510	$6,912	$162,422	$225,922	$7,851	$233,773

Earnings before income taxes	$93,452	($5,265)	$88,187	$15,976	$49,693	$65,669

Income taxes			21,916			19,668

Net earnings			$66,271			$46,001

Net earnings			$66,271			$46,001
Preferred dividends			0			2,250

Net earnings available to common stockholders			$66,271			$43,751

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/10			SIX MONTHS ENDED 6/30/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$383,509	$0	$383,509	$422,574	$0	$422,574
Net investment income	66,338	(2,215)	64,123	54,681	(3,088)	51,593
Net realized capital gains	55,444	4,331	59,775	26,464	113,510	139,974
Other than temporary impairment losses	(6,780)	0	(6,780)	(75,801)	0	(75,801)
Other income	287	1,347	1,634	887	133	1,020

Total revenues	$498,798	$3,463	$502,261	$428,805	$110,555	$539,360

Costs and expenses
Loss and loss adjustment expenses	179,654	0	179,654	256,754	0	256,754
Commissions, brokerage and other
underwriting expenses	131,129	0	131,129	137,722	0	137,722
Other operating expenses	15,911	1,022	16,933	20,491	907	21,398
Corporate administration	24	11,534	11,558	20	7,118	7,138
Interest expense	294	141	435	0	332	332

Total costs and expenses	$327,012	$12,697	$339,709	$414,987	$8,357	$423,344

Earnings before income taxes	$171,786	($9,234)	$162,552	$13,818	$102,198	$116,016

Income taxes			38,112			25,441

Net earnings			$124,440			$90,575

Net earnings			$124,440			$90,575
Preferred dividends			0			6,158

Net earnings available to common stockholders			$124,440			$84,417

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	June 30,	December 31,
	2010	2009
Assets
	(unaudited)
Investments
Available for sale securities at fair value:
Equity securities (cost: 2010 $915,210; 2009 $530,945)	$863,209	$624,546
Debt securities (amortized cost: 2010 $2,765,354; 2009 $3,235,595)	2,860,614	3,289,013
Short-term investments	353,880	262,903

	4,077,703	4,176,462
Other invested assets	237,266	238,227

Total investments	4,314,969	4,414,689

Cash	84,182	32,526
Premium balances receivable	183,101	145,992
Reinsurance recoverables	945,710	976,172
Ceded unearned premium reserves	168,032	160,713
Deferred acquisition costs	72,480	71,098
Property and equipment at cost, net of
accumulated depreciation and amortization	20,128	20,097
Goodwill and other intangibles, net of amortization	143,989	145,667
Current tax receivable	18,542	0
Net deferred tax assets	147,511	124,266
Other assets	120,185	101,550

	$6,218,829	$6,192,770

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,418,932	$2,520,979
Unearned premiums	596,609	573,906
Reinsurance payable	68,203	51,795
Current taxes payable	0	3,827
Other liabilities	420,994	324,742

Total liabilities	3,504,738	3,475,249

Common stock (shares authorized: 2010 and 2009 -
22,000,000; issued and outstanding:
2010 - 9,118,086; 2009 - 9,300,734)	9,118	9,118
Contributed capital	923,392	921,225
Accumulated other comprehensive income	32,114	94,045
Treasury stock, at cost (2010 - 274,804 shares; 2009 - 258,013 shares)	(76,705)	(66,325)
Retained earnings	1,826,172	1,759,458

Total stockholders’ equity	2,714,091	2,717,521

	$6,218,829	$6,192,770

Exhibit A
AIHL Operating Unit Pre-Tax Results

	Three months ended June 30, 2010					Six months ended June 30, 2010
(in millions, except ratios)	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$300.6	—	$47.0	$(0.6)	$347.0	$522.6	—	$87.5	$1.9	$612.0
Net premiums written	185.1	—	44.3	(0.6)	228.8	315.5	—	82.5	1.8	399.8
Net premiums earned (1)	$146.3	—	$41.5	$1.0	$188.8	$296.6	—	$82.1	$4.9	$383.6
Loss and loss adjustment expenses	62.3	—	19.6	1.1	83.0	135.2	—	40.6	4.0	179.8
Commission, brokerage and other underwriting expenses (2)	40.2	—	19.2	5.4	64.8	80.8	—	38.5	11.8	131.1

Underwriting profit (loss) (3)	$43.8	—	$2.7	$(5.5)	$41.0	$80.6	—	$3.0	$(10.9)	$72.7

Net investment income (1)					33.0					66.3
Net realized capital gains (1)					32.7					55.5
Other than temporary impairment losses (1)					(5.7)					(6.8)
Other income (1)					0.2					0.3
Other expenses (2)					7.7					16.2

Earnings before income taxes					$93.5					$171.8

Loss ratio (4)	42.6%	—	47.2%	110.8%	44.0%	45.6%	—	49.4%	82.1%	46.8%
Expense ratio (5)	27.4%	—	46.3%	518.7%	34.3%	27.3%	—	47.0%	241.7%	34.2%

Combined ratio (6)	70.0%	—	93.5%	629.5%	78.3%	72.9%	—	96.4%	323.8%	81.0%

	Three months ended June 30, 2009					Six months ended June 30, 2009
	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$337.0	—	$45.1	$15.6	$397.7	$587.1	—	$87.2	$32.1	$706.4
Net premiums written	209.5	—	43.4	11.7	264.6	359.2	—	81.6	27.0	467.8

Net premiums earned (1)	$159.2	—	$41.2	$4.1	$204.5	$319.9	—	$83.2	$19.5	$422.6
Loss and loss adjustment expenses	76.0	—	19.0	48.9	143.9	153.5	—	39.9	63.3	256.7
Commission, brokerage and other underwriting expenses (2)	42.4	—	18.5	9.3	70.2	83.4	—	37.4	16.9	137.7

Underwriting profit (loss) (3)	$40.8	—	$3.7	$(54.1)	$(9.6)	$83.0	—	$5.9	$(60.7)	$28.2

Net investment income (1)					27.7					54.7
Net realized capital gains (1)					19.0					26.5
Other than temporary impairment losses (1)					(9.7)					(75.8)
Other income (1)					0.4					0.9
Other expenses (2)					11.8					20.7

Earnings before income taxes					$16.0					$13.8

Loss ratio (4)	47.8%	—	46.1%	1197.8%	70.4%	48.0%	—	48.0%	324.7%	60.8%
Expense ratio (5)	26.6%	—	45.0%	229.3%	34.4%	26.1%	—	44.9%	87.1%	32.6%

Combined ratio (6)	74.4%	—	91.1%	1427.1%	104.8%	74.1%	—	92.9%	411.8%	93.4%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commission, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

A-1